AMENDMENT TO THE
MANUFACTURING AND DISTRIBUTION AGREEMENT
ENTERED INTO IN MONTREAL (QUEBEC) AS OF APRIL 1, 2016

1. This amendment (the "Amendment") is entered into effective as of April 1, 2016 (the "Amendment Effective Date") by and between:

BIERE BRISSET INTERNATIONAL INC., corporation duly incorporated and existing under the Canada Business Corporations Act, having its registered office at 2199, de Maisonneuve Boulevard West, in the city of Montreal, province of Quebec, H2K 2E4, represented by its President, Mr. Stéphane Pilon, and its Secretary, Mr. Pol Brisset, duly authorized for the purposes hereof as stated;

(hereinafter designated as « BBII »)

And:

90127-2021 QUÉBEC INC., doing business under the name « Breuvages Blue Spike », corporation duly incorporated under Part 1A of the Quebec Companies Act and existing under the Quebec Business Corporations Act, having its registered office at 1350, Mazurette street, suite 314, in the city of Montreal, province of Quebec, H4N 1H2, represented by its President, Mr. Nicolas Gagnon-Oosterwaal, duly authorized for the purposes hereof as stated;

(hereinafter designated as « Blue Spike »)

(BBII and Blue Spike hereinafter collectively designated as the « Parties »)

Parties of the Manufacturing and Distribution Agreement dated December 2, 2014 (the "Agreement").

2. THE PARTIES AGREE TO AMEND THE AGREEMENT AS FOLLOWS:

2.1 Section 2.1.6 shall be deleted in its entirety and replaced with the following:

2.1.6 "BBII Margin" means the fixed counterpart payable to BBII by Blue Spike for the creation, development and promotion of the brands and products, and for the elaboration of marketing strategies and positioning of BBII Products, and as a royalty for the use of the BBII Brands and Products, as shown in Schedule "F", for a Sale Price established according to paragraph 6.7, or Schedule "G" for a Sale Price established according to paragraph 6.8, as the case may be;

2.2 Section 5.1.4 shall be deleted in its entirety and replaced with the following:

5.1.4 Limitation – Notwithstanding any of the foregoing, it is agreed between the Parties that all Products listed under the same brand on the Territory must be manufactured at the same facility, to be mutually determined by the Parties. In addition, BBII reserves the right, upon notice of sixty (60) days to Blue Spike to that effect, to choose to manufacture certain specific Products in its own facilities or another mutually agreed facility.

2.3 Section 5.2.1 shall be deleted in its entirety and replaced with the following:

5.2.1 Price – In addition to the reasons set forth in subparagraphs 5.2.2. and 5.2.3., the Parties acknowledge that the manufacturing price provided in Schedule "D" (the "Manufacturing Prices") will be used to determine the Sales Price as per Schedules "F" and "G" hereof. BBII Margin will remain fixed as per Schedules "F" and "G" hereof.  These Manufacturing Prices will be increased with federal and provincial applicable taxes, including excise taxes related to the sale of alcohol, as well as the fees incurred related the penalties by Recyc-Québec, and may be revised twice in the course of a calendar year, in particular to review the value chain and the costs associated with the Manufacturing of Products, as to ensure the transparency and understanding of the costs and gains of each Party in the Manufacturing of Products;

In addition, BBII undertakes and acknowledges that all products exported by BBII in accordance with Schedule "B" will be sold at the Manufacturing Price unless an express agreement between the Parties to the contrary;

Notwithstanding any provision to the contrary, it is understood that the costs of bottling and labour will not increase more than once per calendar year and cannot represent more than the Consumer Price Index for the region of Montreal plus two percent (+2%).

2.4 Section 6.2 shall be deleted in its entirety and replaced with the following:

6.2 Distribution Network – Subject to subparagraph 6.12 hereunder, Blue Spike undertakes to include and integrate the Products in its provincial distribution network, for a limited number of sku and according to the schedule of introduction of the Products as provided by BBII, as approved by Blue Spike.

Unless otherwise agreed upon by the parties and subject to the terms and conditions hereof, Blue Spike will be responsible for gratuities, fees programs, listings and other costs related to the distribution and sale of 12 bottle cases (500 ml) in On Premise and Off Premise accounts.

Unless otherwise agreed upon by the parties and subject to the terms and conditions hereof, Blue Spike will also be responsible for arrangement, equipment (other than handles), washing lines and other costs related to the distribution and sale of Kegs (50 L, 30 L) in On Premise accounts.

2.5 Section 6.7 shall be deleted in its entirety and replaced with the following:

6.7 Price of Products – Subject to paragraph 6.8 hereof, it is understood between the Parties that the selling price of Products will not be fixed in accordance with Schedule "F" hereto (the "Sale Price"). It is agreed between the parties that any such Sale Price must first be accepted by BBII, who cannot refuse without a just and reasonable cause.

2.6 Section 6.8 shall be deleted in its entirety and replaced with the following:

6.8 BBII Sales Network – It is understood between the parties that BBII may, with approval from Blue Spike, who can not refuse without just and reasonable cause, continue selling Products manufactured by Blue Spike in its own distribution network, including its OSC network ("On-Site Consumption"). To ensure compliance with the applicable laws and regulations in that regard, it is understood, however, that Blue Spike will remain responsible for the delivery and invoicing for these sales, while BBII will remain responsible for credit offered to customers. Notwithstanding paragraph 6.7 hereof, in such event, the Sale Price and BBII Margin will be established in accordance with Schedule "G". Unless the return of goods is directly related to a manufacturing defect for which Blue Spike is responsible, it is understood that BBII shall be responsible for all costs associated with merchandise returns and tap line management for all customers of the BBII network.

2.8 SCHEDULE A shall be deleted in its entirety and replaced with the following:

SCHEDULE « A »

To the Manufacturing and Distribution Agreement

Products

Products	Precisions
Broken 7	Blond Ale, IPA, Organic Red, 500ml, glass bottle
Broken 7	Blonde Ale, IPA, Organic Red, Kegs, 50L
Broken 7	Blonde Ale, IPA, Organic Red, Kegs, 30L

The Parties agree that this list is not exhaustive and may be amended from time to time pursuant to a mutual agreement between the Parties.

2.9 SCHEDULE D shall be deleted in its entirety and replaced with the following:

SCHEDULE « D »

To the Manufacturing and Distribution Agreement

Manufacturing Price

Products	Formats	Price	Daily Capacity	Fermentation Time
Product 1 Blonde Ale Product 2 IPA Product 3 Organic Red	4 x 6 x 341 (ISB)	$22- 26$	•	•
	12 X 500 ML	$16- 18$	•	•
	Keg – 50 L	$85- 95$	•	•
	Keg – 30 L	$54
	24 x 473 ml can	$30- 34$	•	•

2.11 SCHEDULE F shall be deleted in its entirety and replaced with the following:

SCHEDULE « F »

To the Manufacturing and Distribution Agreement

Sales Price and BBII Margin – Blue Spike Network

Items	Example	Precisions
Sales Price of Products (12 x 500ml bottles)	38.00 $	Net terms of payments and other deductions.
(-) Distribution fees	5.00 $
(-) Shipping fees to distributor	0.75 $
(-) Specific taxes and duties and Recyc-Quebec	1.20 $
(-) Cost of Product	17.00 $	Equal to the Manufacturing Price (Schedule « D »)
(=)« GROSS MARGIN »	14.05 $	25% of this amount must be reinvested for purposes set out in section 7.2 (in this example: 25%x14.05 $=3.51 $)

(=)« BBII MARGIN »	3.50 $	Represents a fixed margin for every case of 12 x 500 ml bottles

Items	Example	Precisions
Sales Price of Products (50L Keg)	170 $	Net terms of payments and other deductions.
(-) Distribution fees	15 $
(-) Shipping fees to distributor	5 $
(-) Specific taxes and duties and Recyc-Quebec	13 $
(-) Cost of Product	90.00 $	Equal to the Manufacturing Price (Schedule « D »)
(=)« GROSS MARGIN »	47 $	25% of this amount must be reinvested for purposes set out in section 7.2 (in this example: 25% x 47$ = 11.75 $)

(=)« BBII MARGIN »	10.00 $	Represents a fixed margin for every 50L Keg

Items	Example	Precisions
Sales Price of Products (30L Keg)	102 $	Net terms of payments and other deductions.
(-) Distribution fees	15 $
(-) Shipping fees to distributor	5 $
(-) Specific taxes and duties and Recyc-Quebec	8 $
(-) Cost of Product	54 $	Equal to the Manufacturing Price (Schedule « D »)
(=)« GROSS MARGIN »	20 $	25% of this amount must be reinvested for purposes set out in section 7.2 (in this example: 25%x 20$ = 5 $)

(=)« BBII MARGIN »	6.00 $	Represents a fixed margin for every 30L Keg

3. Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this amendment and the Agreement or any earlier amendment, the terms of this amendment will prevail.

BIÈRE BRISSET INTERNATIONAL INC.

_______________________          __________________
Per: Stéphane Pilon, President      Date

_______________________          __________________
Per: Pol Brisset, Secretary        Date

9127-2021 QUÉBEC INC.

_______________________          __________________
Per: Nicolas Gagnon-Oosterwaal, President   Date